EXHIBIT 99.1

Press Release Dated May 9, 2022

Geron Corporation Reports First Quarter 2022 Financial Results

Top-Line Results from IMerge Phase 3 Trial in Lower Risk MDS Continue to be Expected in Early January 2023

Started the Phase 1 IMproveMF Study in Frontline MF in May 2022

Current and Projected Financial Resources Expected to be Sufficient to Reach Planned Milestones through Year-End 2023

Conference Call Scheduled for 4:30 p.m. ET Today

FOSTER CITY, Calif., May 9, 2022 -- Geron Corporation (Nasdaq: GERN), a late-stage clinical biopharmaceutical company developing a first-in-class telomerase inhibitor, imetelstat, to treat hematologic malignancies, today reported financial results for the first quarter of 2022, including current and projected financial resources.

“This quarter, we continued to build on the momentum from our clinical execution throughout 2021, with our first Phase 3 data readout expected in just eight months. We believe that if the Phase 3 IMerge trial in lower risk MDS confirms similar depth, breadth and durability of transfusion independence, and safety, observed in our Phase 2 study, imetelstat could represent a significant treatment advance for these heavily transfusion-burdened patients,” said John A. Scarlett, M.D., Geron’s Chairman and Chief Executive Officer. “Separately, we are advancing our IMpactMF Phase 3 refractory MF trial by continuing to open clinical sites around the world, which we expect to enable a potential interim analysis in 2024. We are also executing on our IMproveMF Phase 1 study, which has recently started. This study will allow us to potentially demonstrate safety and efficacy of combination therapy with imetelstat and ruxolitinib in the frontline MF setting.”

Dr. Scarlett continued: “The successful financing in April adds to our current financial resources, as well as provides access to additional capital upon the potential exercise of warrants in the future. We expect these current and projected financial resources will be sufficient for our projected operations through the end of 2023, including planned key regulatory milestones and pre-commercial activities. In addition, this extended cash runway provides us the opportunity to thoughtfully and broadly explore multiple business strategies, including partnering and financing options, to optimize the value of imetelstat for patients and shareholders.”

Current and Projected Financial Resources

As of March 31, 2022, the Company had $178.0 million in cash and marketable securities. In April 2022, the Company completed an underwritten public offering of 53,333,334 shares of Geron common stock and a pre-funded warrant to purchase 18,095,238 shares of Geron common stock (pre-funded warrant), together with accompanying warrants to purchase 35,714,286 shares of Geron common stock (stock purchase warrants). The combined public offering price of the common stock and accompanying stock purchase warrants was $1.05 per share. The combined public offering price of the pre-funded warrant and accompanying stock purchase warrant was $1.049 per share. The net cash proceeds from this offering are approximately $70 million, after deducting the underwriting discount and other offering expenses payable by the Company and excludes any future proceeds from the exercise of the pre-funded warrant or the stock purchase warrants. The stock purchase warrants have an exercise price of $1.45 per share and expire five years from the date of issuance; however, such term will be shortened upon achievement of a regulatory milestone.

Under current planning assumptions, the Company projects its existing capital resources, including the net proceeds from the public offering completed in April 2022, and projected future proceeds of up to $124.3 million from the exercise of currently outstanding warrants will be sufficient to fund Geron’s projected level of operations, which includes preparatory activities for potential U.S. commercial launch of imetelstat in lower risk MDS, until the end of 2023.

First Quarter 2022 Results

For the first quarter of 2022, the Company reported a net loss of $30.1 million, or $0.09 per share, compared to $27.8 million, or $0.09 per share, for the same period in 2021.

Revenues for the first quarter of 2022 were $123,000 compared to $137,000 for the same period in 2021. Royalty revenues in 2022 and 2021 primarily reflect estimated royalties from sales of cell-based research products from the Company’s divested stem cell assets.

Total operating expenses for the first quarter of 2022 were $28.8 million compared to $28.6 million for the same period in 2021. Research and development expenses for the first quarter of 2022 were $22.1 million compared to $21.1 million for the same period in 2021. The increase in research and development expenses in the first quarter of 2022, compared to the same period in 2021, primarily reflects higher personnel-related costs for additional headcount. General and administrative expenses for the first quarter of 2022 were $6.7 million compared to $7.5 million for the same period in 2021. The decrease in general and administrative expenses in the first quarter of 2022, compared to the same period in 2021, primarily reflects the net result of reduced costs related to modernizing the internal infrastructure to support commercial launch and lower legal fees, partially offset by higher personnel-related expenses for additional headcount.

Interest income for the first quarter of 2022 was $112,000 compared to $173,000 for the same period in 2021. The decrease in interest income in the first quarter of 2022, compared to the same period in 2021, primarily reflects lower yields on the Company’s reduced marketable securities portfolio.

Interest expense for the first quarter of 2022 was $1.5 million compared to $743,000 for the same period in 2021. Currently, the Company has $50.0 million in principal debt outstanding.

Net other expense for the first quarter of 2022 was $56,000 compared to net other income of $1.2 million for the same period in 2021. During the first quarter of 2021, the Company sold all of its holdings in an equity investment resulting in a net realized gain of $1.2 million, including foreign currency translation adjustments.

Projected 2022 Financial Guidance Reaffirmed

For fiscal year 2022, under generally accepted accounting principles (GAAP), the Company continues to expect total operating expenses in the range of approximately $155 million to $165 million, which includes non-cash items such as: stock-based compensation expense, amortization of debt discounts and issuance costs and depreciation and amortization. The Company continues to expect non-GAAP total operating expenses for fiscal year 2022, which excludes estimated non-cash items such as: stock-based compensation expense, amortization of debt discounts and issuance costs and depreciation and amortization, in the range of approximately $140 million to $150 million.

The fiscal year 2022 financial guidance reflects costs to support: (a) preparatory activities for top-line results from the IMerge Phase 3 clinical trial and readiness for potential regulatory filings and commercialization of imetelstat in lower risk MDS; (b) continued conduct of IMerge and IMpactMF and commencement of new clinical studies associated with the imetelstat pipeline expansion strategy; (c) finalizing validation batches of imetelstat at contract manufacturers to enable future production of imetelstat for clinical and commercial purposes; (d) projected increases in headcount and (e) interest payments on outstanding debt.

As of March 31, 2022, the Company had 79 employees. The Company plans to grow to a total of approximately 90 to 100 employees by year-end 2022.

Conference Call

Geron will host a conference call at 4:30 p.m. ET on Monday, May 9, 2022 to review recent events and first quarter 2022 financial results.

A live webcast of the conference call and related presentation will be available on the Company’s website at www.geron.com/investors/events. An archive of the webcast will be available on the Company’s website for 30 days.

Participants may access the webcast by registering online using the following link: https://conferencingportals.com/event/SmvlMvWL. Participants that are unable to register online can access the conference call via telephone by dialing domestically +1 (888) 330-2434 or internationally +1 (240) 789-2725. The conference ID is 67335.

About Imetelstat

Imetelstat is a novel, first-in-class telomerase inhibitor exclusively owned by Geron and being developed in hematologic malignancies. Data from Phase 2 clinical trials provide strong evidence that imetelstat targets telomerase to inhibit the uncontrolled proliferation of malignant stem and progenitor cells in myeloid hematologic malignancies resulting in malignant cell apoptosis and potential disease-modifying activity. Imetelstat has been granted Fast Track designation by the United States Food and Drug Administration for both the treatment of patients with non-del(5q) lower risk MDS who are refractory or resistant to an erythropoiesis stimulating agent and for patients with Intermediate-2 or High-risk MF whose disease has relapsed after or is refractory to janus associated kinase (JAK) inhibitor treatment.

About IMerge Phase 3

IMerge Phase 3 is a double-blind, randomized, placebo-controlled Phase 3 clinical trial with registrational intent. The trial is designed to enroll approximately 170 transfusion dependent patients with Low or Intermediate-1 risk myelodysplastic syndromes (MDS), also referred to as lower risk MDS, who have relapsed after or are refractory to prior treatment with an erythropoiesis stimulating agent (ESA). The primary endpoint is the rate of red blood cell (RBC) transfusion independence (TI) for any consecutive period of eight weeks or longer, or 8-week RBC-TI rate. Key secondary endpoints include the rate of RBC-TI lasting at least 24 weeks, or 24-week RBC-TI rate, duration of TI and the rate of hematologic improvement-erythroid (HI-E), defined as a reduction of at least four units of RBC transfusions over eight weeks compared with the prior RBC transfusion burden.

IMerge Phase 3 is fully enrolled and patient enrollment has been closed. For additional information about IMerge Phase 3, visit ClinicalTrials.gov/NCT02598661.

About IMpactMF

IMpactMF is an open label, randomized, controlled Phase 3 clinical trial with registrational intent. The trial is designed to enroll approximately 320 patients with Intermediate-2 or High-risk myelofibrosis (MF) who are refractory to prior treatment with a JAK inhibitor, also referred to as refractory MF. Patients will be randomized to receive either imetelstat or best available therapy. The primary endpoint is overall survival (OS). Key secondary endpoints include symptom response, spleen response, progression free survival, complete remission, partial remission, clinical improvement, duration of response, safety, pharmacokinetics, and patient reported outcomes.

IMpactMF is currently enrolling patients. For further information about IMpactMF, including enrollment criteria, locations and current status, visit ClinicalTrials.gov/NCT04576156.

About IMproveMF

IMproveMF is a single arm, open label Phase 1 study to evaluate the safety, pharmacokinetics, pharmacodynamics and clinical activity of imetelstat in combination with ruxolitinib in patients with frontline myelofibrosis (MF), consisting of two parts. Part one will enroll up to 20 patients and is designed to identify a safe dose for the combination of imetelstat and ruxolitinib. Part two will also enroll approximately 20 patients and is designed to confirm the dose identified in part one.

About Geron

Geron is a late-stage clinical biopharmaceutical company focused on the development and potential commercialization of a first-in-class telomerase inhibitor, imetelstat, in hematologic malignancies. The Company currently is conducting two Phase 3 clinical trials: IMerge in lower risk myelodysplastic syndromes and IMpactMF in refractory myelofibrosis.

Use of Forward-Looking Statements

Except for the historical information contained herein, this press release contains forward-looking statements made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such statements, include, without limitation, those regarding: (i) that for IMerge Phase 3, Geron expects top-line results to be available in early January 2023; (ii) for IMpactMF, that Geron expects to conduct an interim analysis in 2024; (iii) that Geron believes its current and projected financial resources are expected to be sufficient to fund its projected level of operations to reach planned milestones through year-end 2023; (iv) that Geron has planned for key regulatory milestones and pre-commercial activities to occur through the end of 2023; (v) that Geron believes current and projected financial resources provide the opportunity to explore multiple business strategies, including partnering and financing options; (vi) that Geron expects total GAAP operating expenses in 2022 to be approximately $155 to $165 million and non-GAAP operating expenses in 2022 to be approximately $140 to $150 million; (vii) that IMerge Phase 3 and IMpactMF have registrational intent; (viii) that the Company believes the IMproveMF Phase 1 study will allow the Company to potentially demonstrate safety and efficacy of combination therapy with imetelstat and ruxolitinib in the frontline MF setting; (ix) that Geron believes that if the Phase 3 IMerge trial in lower risk MDS confirms similar depth, breadth and durability of transfusion independence, and safety, observed in the Phase 2 study, imetelstat could represent a significant treatment advance for heavily transfusion-burdened patients; (x) that outstanding warrants will be exercised and yield proceeds of up to $124.3 million; (xi) that imetelstat has the potential to demonstrate disease-modifying activity; and (xii) other statements that are not historical facts, constitute forward-looking statements. These forward-looking statements involve risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. These risks and uncertainties, include, without limitation, risks and uncertainties related to: (a) whether the current or evolving effects of the COVID-19 pandemic and/or the Russia/Ukraine conflict cause global economic and financial disruptions that materially and adversely impact Geron’s business and business prospects, its financial condition and the future of imetelstat; (b) whether Geron overcomes all of the potential delays and other adverse impacts caused by the current or evolving effects of the COVID-19 pandemic and/or the Russia/Ukraine conflict, and overcomes all the enrollment, clinical, safety, efficacy, technical, scientific, intellectual property, manufacturing and regulatory challenges in order to have the financial resources for, and to meet the expected timelines and planned milestones in (i) to (iv) above; (c) whether regulatory authorities permit the further development of imetelstat on a timely basis, or at all, without any clinical holds; (d) whether imetelstat is demonstrated to be safe and efficacious in IMerge Phase 3 and IMpactMF to enable regulatory approval; (e) whether any future efficacy or safety results may cause the benefit-risk profile of imetelstat to become unacceptable; (f) whether imetelstat actually demonstrates disease-modifying activity in patients and the ability to target the malignant stem and progenitor cells of the underlying disease; (g) that Geron may seek to raise substantial capital in order to complete the development and commercialization of imetelstat to meet all of the expected timelines and planned milestones in (i) to (iv) above; (h) whether regulatory authorities require an additional clinical trial for approval even if IMerge Phase 3 or IMpactMF meet their respective primary endpoints; (i) whether there are failures or delays in manufacturing or supplying sufficient quantities of imetelstat or other clinical trial materials in a timely manner, or at all; (j) whether the patient follow-up period of 12 months in IMerge Phase 3 results in not obtaining adequate data to demonstrate safety and efficacy, including transfusion independence, for achieving success in the primary analysis; (k) whether the FDA will approve imetelstat for lower risk MDS based on IMerge Phase 3 safety and efficacy data that is similar to the data in IMerge Phase 2: (l) whether Geron can accurately project the timing of enrollment in its clinical trials, whether due to the current or evolving effects of the COVID-19 pandemic, the Russia/Ukraine conflict, or otherwise; (m) whether Geron is able to enroll its clinical trials at a pace that would enable the financial resources for, and to meet the expected timelines and planned milestones in (i) to (iv) above and (n) whether the outstanding warrants will be exercised and result in proceeds of up to $124.3 million. Additional information on the above risks and uncertainties and additional risks, uncertainties and factors that could cause actual results to differ materially from those in the forward-looking statements are contained in Geron’s filings and periodic reports filed with the Securities and Exchange Commission under the heading “Risk Factors” and elsewhere in such filings and reports, including Geron’s quarterly report on Form 10-Q for the quarter-ended March 31, 2022 and future filings and reports by Geron. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made, and the facts and assumptions underlying the forward-looking statements may change. Except as required by law, Geron disclaims any obligation to update these forward-looking statements to reflect future information, events or circumstances.

Non-GAAP Financial Measure

To supplement Geron’s financial results and guidance presented in accordance with GAAP, the Company is providing projected non-GAAP total operating expenses, which excludes stock-based compensation expense, amortization of debt discounts and issuance costs and depreciation and amortization, from projected GAAP total operating expenses. The Company believes this non-GAAP financial measure, when considered together with other financial information prepared in accordance with GAAP, can enhance investors’ and analysts’ ability to meaningfully compare Geron’s results from period to period and to projected forward-looking guidance, and to identify operating trends in Geron’s business. The exclusion of non-cash items, such as stock-based compensation expense, amortization of debt discounts and issuance costs and depreciation and amortization, does not directly or immediately relate to the operational performance for the periods presented. This projected non-GAAP financial measure is in addition to, not a substitute for, or superior to, measures of financial performance projected in accordance with GAAP. Geron encourages investors to carefully consider the Company’s results under GAAP, as well as the supplemental non-GAAP financial information, to more fully understand Geron’s business.

Financial table follows.

GERON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	UNAUDITED
	Three Months Ended March 31,
(In thousands, except share and per share data)	2022	2021

Revenues:
Royalties	$123	$137

Operating expenses:
Research and development	22,099	21,113
General and administrative	6,699	7,478
Total operating expenses	28,798	28,591
Loss from operations	(28,675)	(28,454)

Interest income	112	173
Interest expense	(1,479)	(743)
Other income and (expense), net	(56)	1,200
Net loss	$(30,098)	$(27,824)

Basic and diluted net loss per share:
Net loss per share	$(0.09)	$(0.09)
Shares used in computing net loss per share	332,066,889	323,638,696

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(In thousands)	2022	2021
	(Unaudited)	(Note 1)
Current assets:
Cash, cash equivalents and restricted cash	$31,689	$35,235
Current marketable securities	135,345	148,851
Other current assets	8,890	3,120
Total current assets	175,924	187,206

Noncurrent marketable securities	10,945	28,651
Property and equipment, net	643	650
Deposits and other assets	10,909	9,527
	$198,421	$226,034

Current liabilities	$46,630	$45,521
Noncurrent liabilities	54,304	54,097
Stockholders’ equity	97,487	126,416
	$198,421	$226,034

Note 1:	Derived from audited financial statements included in the Company’s annual report on
Form 10-K for the year ended December 31, 2021.

CONTACT:
Aron Feingold
VP, Investor Relations and Corporate Communications
investor@geron.com
media@geron.com

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